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Exhibit 10.20

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 1 TO AIR TRANSPORTATION CHARTER AGREEMENT

        This Amendment No. 1 to Air Transportation Charter Agreement ("Amendment") is made as of the 30th day of April, 2009, by and between Allegiant Air, LLC, a Nevada limited liability company with principal offices at 8360 South Durango Drive, Las Vegas, Nevada 89113 ("Allegiant"), and Harrah's Operating Company, Inc., a Delaware corporation with principal offices at One Harrah's Court, Las Vegas, Nevada 89119 ("Charterer") (Allegiant and Charterer shall each also be referred to as a "Party" or collectively as the "Parties").

        WHEREAS, Allegiant and Charterer are parties to that certain Air Transportation Charter Agreement executed on October 31, 2008 (the "Agreement"), and

        WHEREAS, Allegiant and Charterer have agreed that it is in the interest of both Parties to enter into an amendment to the Agreement, and

        WHEREAS, Allegiant and Charterer have agreed to amend the Agreement pursuant to Section 28.7 thereof;

        THEREFORE, in consideration of the promises, covenants, and provisions below and the recitals above, Allegiant and Charterer hereby amend the Agreement as follows:

          1.     Pursuant to the Agreement, Allegiant bases one MD-87 aircraft at Reno/Tahoe International Airport, Reno, Nevada ("RNO") for the operation of charter flights to and from RNO as set forth in the Agreement. This Amendment affects only the RNO-based aircraft (the "RNO Aircraft"); all operations of aircraft based at other locations continue to be subject to the terms and conditions of the Agreement without reference to this Amendment.

          2.     Notwithstanding anything to the contrary in the Agreement, in the case of all flights that (i) operate to or from RNO or are positioning flights (also known as ferry flights) associated with the operation of such flights, (ii) utilize the RNO Aircraft, and (iii) operate after June 30, 2009 but before January 1, 2010, the following shall apply:

            (a)   The Price for Services shall be fixed at [...***...] per Actual Block Hour flown and shall not be subject to adjustment based upon the price of fuel; and

            (b)   Harrah's shall pay Allegiant for all Actual Block Hours flown, provided that in the event the Actual Block Hours flown in any calendar month are less than the minimum number of hours specified below, Harrah's shall pay Allegiant for the number of hours specified below for that month:

July 2009:	[...***...]
August 2009:	[...***...]
September 2009:	[...***...]
October 2009:	[...***...]
November 2009:	[...***...]
December 2009:	[...***...]

          3.     This Amendment applies only to flights meeting all of the conditions (i, ii and iii) specified in Paragraph 2 above.

          4.     Harrah's agrees that in the event it proposes any amendment or modification to the Agreement for effect on or after January 1, 2010, Harrah's will furnish such proposal to Allegiant no later than August 3, 2009. The Parties agree that any negotiation of such proposal shall be accomplished during August 2009 and that to the extent agreement on the proposal or any counterproposal is reached, the resulting amendment shall be executed no later than September 1, 2009; failing which, the Agreement, as amended by this Amendment No. 1, shall be unaffected by the proposal or any counterproposal.

          5.     Except as set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect at all times. Capitalized terms that appear in this Amendment and that are defined in the Agreement have same meaning in both documents.

        IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Air Transportation Charter Agreement as of the day and year first written above.

ALLEGIANT AIR, LLC	HARRAH'S OPERATING COMPANY, INC.
By	By
Title:	Title:

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  Exhibit 10.20
AMENDMENT NO. 1 TO AIR TRANSPORTATION CHARTER AGREEMENT